WAIVER TO BELMARKEN NOTES


     WAIVER TO BELMARKEN NOTES (the "Waiver"), dated as of March 1, 2002, by UnitedGlobalCom, Inc. ("UGC").


                             PRELIMINARY STATEMENTS


A. United Pan-Europe Communications N.V. ("UPC"), UGC and UGC Holdings, Inc., have entered into a Memorandum of Understanding, dated as of February 1, 2002 (the "MOU").

B. Belmarken Holding B.V. ("Belmarken") and UPC, as Obligors, UPC Internet Holding B.V. ("chello Holdings"), as Guarantor, and Liberty-Belmarken, Inc., as Lender have entered into a Loan Agreement dated as of May 25, 2001 (the "Loan Agreement"). As of the date hereof, pursuant to the Loan Agreement, Notes have been issued and are outstanding to and are held by UGC (the "Belmarken Notes").


C. UPC Distribution Holding B.V. and UPC Financing Partnership (each a "Borrower" and, collectively, the "Borrowers"), the companies identified as guarantors in Part I of Schedule I thereto, the banks and financial institutions listed in Part II of Schedule 1 thereto, Chase Manhattan plc, TD Bank Europe Limited, ABN AMRO Bank N.V., Bank of America International Limited, BNP Paribas, CIBC World Markets plc, Credit Lyonnais, Fortis Bank (Nederland) N.V., and the Royal Bank of Scotland plc as Lead Arrangers, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as facility agents and TD Europe Limited as Security Agent for the Finance Parties have entered into an Agreement, dated as of October 26, 2000 (such agreement, as subsequently amended, modified or supplemented through the date hereof, the "Credit Agreement").

D. Belmarken, UPC and chello Holdings have requested [UGC] to waive the Default and Event of Default which would arise if any of the following events occur:

     (i) United Pan-Europe Communications N.V. ("UPC") fails to pay the interest due on February 1, 2002 on its $800,000,000 10 7/8% Senior Notes due 2009 issued under an Indenture dated as of July 30, 1999 between UPC and Citibank N.V. (London Branch), as Trustee;

     (ii) UPC fails to pay the interest due on February 1, 2002 on its $300,000,000 11 1/2% Senior Notes due 2010 issued under an Indenture dated as of January 20, 2000 between UPC and Citibank N.V. (London Branch), as Trustee.

     (iii)UPC fails to pay the interest due on February 1, 2002 on its $600,000,000 11 1/4% Senior Notes due 2010 and Eur 200,000,000 11
          1/4% Senior Notes due 2010 issued under an Indenture dated as of January 20, 2000 between UPC and Citibank N.V. (London Branch), as Trustee.

     (iv) UPC fails to pay the interest due on May 1, 2002 on its $252,000,000 11 1/4% Senior Notes due 2009 and Eur 101,000,000 11 1/4% Senior
          Notes due 2009 issued under an Indenture dated as of October 29, 1999 between UPC and Citibank N.V. (London Branch), as Trustee.

     (v) UPC fails to pay the interest due on May 1, 2002 on its $200,000,000 11 1/4% Senior Notes due 2010 and Eur 100,000,000 10 7/8% Senior
          Notes due 2007 issued under an Indenture dated as of October 29, 1999 between UPC and Citibank N.V. (London Branch), as Trustee (the Senior Notes set forth in paragraphs (i) through (v) above are hereinafter referred to as the "Senior Notes" and the indentures pursuant to which the Senior Notes were issued are hereinafter referred to as the "Senior Note Indentures")

E. The events described in preceding paragraph D are herein referred to as the "Specified Events".

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories below hereby agree as of the date hereof as follows:

Section 1.  Waivers

          (a) UGC agrees that with effect from the date  hereof,  subject to the terms and conditions of this Waiver, it hereby waives, for the period described in Section 1(b) only, any Default and Event of Default under the Loan Agreement arising by reason of any of the Specified Events, including, without limitation, any such Default or Event of Default arising by reason of a cross-default or other termination provision under any other Indebtedness of UPC and its subsidiaries caused by any of the Specified Events.

          (b) The waiver set forth in paragraph (a) above shall be effective during the period commencing on the date hereof and ending on the earlier of: (v) 5 p.m. (Amsterdam time), June 3, 2002, (w) the acceleration of any Advances (as defined therein) pursuant to the terms of the Credit Agreement, (x) the acceleration of any of the Senior Notes pursuant to the terms of the applicable Senior Note Indenture, (y) the conversion of the Belmarken Notes into UPC ordinary shares in accordance with the terms of the Memorandum of Understanding and (z) five business days after UGC has given notice to UPC that in UGC's judgment, restructuring negotiations with holders of the Senior Notes are not progressing satisfactorily (such earlier date, the "Waiver Termination Date").

Section 2. Miscellaneous.

          (a) This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Agreement or the Notes.

          (b) This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          (c) THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK.

                                   *   *   *

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                               UnitedGlobalCom, Inc.


                                               By: /s/ Ellen Spangler
                                                  ------------------------------
                                                  Title:

We acknowledge receipt of the Waiver dated as of March 1, 2002 of which this is a copy and hereby confirm our acknowledgement of the terms and conditions thereof:

Yours faithfully,


                                           UNITED PAN-EUROPE COMMUNICATIONS N.V.


                                           By: /s/ Anton M. Tuijten
                                              ----------------------------------
                                              Title:




                                            BELMARKEN HOLDING B.V.


                                           By: /s/ Anton M. Tuijten
                                              ----------------------------------
                                              Title:




                                            UPC Internet Holding B.V.


                                           By: /s/ Anton M. Tuijten
                                              ----------------------------------
                                              Title:



Date:  March 3, 2002